Exhibit 99.1

Contact:
Bruce Widener, CEO, 502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, 212-564-4700

Trilogy Capital Partners
Darren Minton, 800-592-6067

Geralyn DeBusk or Hala Elsherbini
Halliburton Investor Relations, 972-458-8000

Beacon Solutions Reports 417% Increase in Net Sales for Second Quarter Fiscal 2010
— Gross Profit Increases 195% —
— Future Value of Project and Service Backlog Exceeds $74 million —
— Adjusted EBITDA for the Quarter Remains Positive —
— Receives Go-ahead for Phase 2 of Carrier Neutral Data Center —
— Second Quarter Conference Call to be Held on Tuesday, May 18, 2010 at 10:00 a.m. ET—
LOUISVILLE, KY, May 17, 2010 — Beacon Enterprise Solutions Group, Inc. (OTCBB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, today reported second quarter fiscal 2010 financial results for the period ended March 31, 2010.
Financial Highlights for the Second Quarter 2010
•	Net sales improved more than 400% to $11.8 million, compared with $2.3 million in the year-ago second quarter;

•	Gross profit improved to $2.6 million from $886,000 in the year-ago second quarter;

•	North American gross profit margins improved to 47% from 39% in the year-ago second quarter and from 37% in the first quarter ended December 31, 2010. Blended North American and European gross profit margins improved to 22.2% in the second quarter from 20.6% in the first quarter of 2010;

•	As described below, adjusted EBITDA for the second quarter improved to positive $143,000 compared with negative $581,000 in the year-ago quarter and improved to positive $341,000 for the six months ended March 31, 2010 from negative $1.4 million in the prior-year period;

•	Net loss for the second quarter, including one-time, non-cash charges relating to the change in aggregate value of warrants as described below, was $6.0 million or $0.20 per share. Excluding one-time, non-cash charges, the net loss for the second quarter was $1.66 million or $0.05 per share, compared with a net loss of $1.44 million or $0.10 per share in the year-ago quarter. The weighted average number of shares outstanding for the second quarter was 30.3 million compared with 14.0 million in the year-ago quarter;

•	As of March 31, 2010 the Company had $3.4 million in cash and cash equivalents compared with $38,000 as of the year-ago quarter;

•	As of March 31, 2010 the Company had current assets of $10.6 million, total assets of $18.1 million and stockholders’ equity of $8.0 million compared with $5.2 million, $12.8 million and $5.2 million, respectively, as of the year-ago quarter; and

•	Aggregate future value of project and service backlog exceeded $74 million as of March 31, 2010, compared to approximately $2.5 million as of March 31, 2009.
Bruce Widener, Chief Executive Officer of Beacon Enterprise Solutions, said, “Beacon continued to build traction this quarter, with increased net sales in the U.S. and globally. We brought in new business that is expected to be worth more than $20 million in net sales over the next several quarters, which increases our project and service backlog value to over $74 million. We also expanded our global footprint, opened a European customer support center, and strengthened our management team.
“As we continue to grow our business organically and through strategic acquisitions, our focus for both our domestic and European business will be on our higher-margin network design/engineering and ITS managed service offerings. We have successfully implemented this model in North America, increasing fiscal year-to-date gross profit margins to 42% on $4.6 million in net sales, compared with 34% gross profit margins on $4.1 million in net sales during the prior-year period. European net sales, totaling $15.7 million in the fiscal year-to-date, had gross profit margins of 16%. Higher project management costs during the first phase of our carrier neutral data center project in Zurich contributed to the lower European margins. However, we have recently been awarded Phase 2 of the project and have made appropriate adjustments to our model,” Mr. Widener added.
Jerry Bowman, Chief Operating Officer, said, “Our strong increase in net sales despite the difficult global economy reflects Beacon’s growing worldwide reputation. To better serve our global clientele, we moved our international customer support center to Prague from Zurich. The Prague office enables us to better service our clients in EMEA (Europe, Middle East, Africa) from a centralized location, with enhanced capabilities, a vibrant workforce and greater cost efficiencies. We believe the shift in offices, and better management of our European operations from Prague, will benefit the Company as we continue to implement operational improvements.”
Mr. Widener continued, “On the domestic front, our teaming agreement with Smart Buildings LLC resulted in the award of our first project at Northern Kentucky University (“NKU”). As part of this project, Beacon is orchestrating a coordinated effort between the architectural and engineering teams to ensure that the design employs global best practices and meets NKU’s standards and expectations for its new $55 million high-tech Center for Informatics. We are excited about this project, and look forward to working with Smart Buildings LLC on future projects.
“With the company experiencing rapid growth since its inception just over two years ago, we recently reached the point where we needed to realign our corporate structure and add depth to the management team in order to support our growth initiatives and improve organizational effectiveness. Towards that end, during the second quarter we hired Michael Grendi as Chief

Financial Officer, Victor Agruso as Chief Human Resources Officer, and promoted Jerry Bowman to Chief Operating Officer and Homer Wicke to Senior Vice President of Global Accounts,” he added. “As part of this realignment, Rick Mills resigned as President of Beacon and will be pursuing other interests. We appreciate the contributions that Rick has made to our growing organization.”
Mr. Widener concluded, “With a strong organizational structure, a growing base of both domestic and international business, a focused acquisition strategy and a growing recurring revenue stream, we believe this is the right time to implement these organizational changes. With our fortified management team in place, and a solid book of business, we anticipate continued financial improvements in the months ahead as we continue to implement our growth strategy.”
Segment Reporting: The Company has provided a presentation of summary operating results segmented by North American and European operations in this press release and the related financial tables. For the six months ended March 31, 2010, net sales from North American operations increased 13% compared with the year-ago period, with the growth led by the Company’s higher-margin ITS managed services. As a result, blended gross profit margins from North American operations increased to 42% for the six months ended March 31, 2010 compared with 34% in the year-ago period. SG&A expenses related to corporate overhead are allocated entirely to North American operations. Blended gross profit margins from European Operations for the six months ended March 31, 2010 were 16%, reflecting the impact of both lower-margin design/build revenue and higher-margin professional services and time and materials revenue. The Company anticipates that gross margins for its European operations will increase over time as its product mix shifts towards higher- margin ITS Managed Services and other professional services and time and materials contracts.
Change in Fair Value of Warrants: On March 31, 2010, the Company reclassified the warrant liability on its balance sheet to stockholders’ equity. The difference between the aggregate fair value of the warrants reclassified to liabilities on October 1, 2009 and warrants issued during the three and six months ended March 31, 2010 amounted to approximately $4.3 million and is reflected as a non-cash charge under ‘Change in Fair Value of Warrants’ in the accompanying condensed consolidated statements of operations for the three and six months ended March 31, 2010.
Non-GAAP Financial Measure: In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents adjusted earnings before interest, taxes, depreciation and amortization, share based payments, deemed and contractual dividends, and expenses that management believes will not recur in future periods, including certain investor relations, subcontractor, and acquisition-related expenses (“Adjusted EBITDA”). Adjusted EBITDA is calculated by deducting operating and other expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense, non-cash share-based payments, deemed and contractual dividends, certain investor relations expenses, certain subcontractor expenses, acquisition-related expenses and any gain or loss on disposal of assets. Although we will continue to expend significant resources on investor relations in the future, management believes that certain investor relations expenses incurred in the current fiscal year are unusually high as we build investor awareness, and that a portion of these expenses will not recur in future years. Certain subcontractor expenses are impacting our current fiscal year as we open markets through

Beacon certified subcontractors who will be replaced by Beacon personnel over the coming months as Beacon serves markets of sufficient size to support internal operations. In addition, this earnings release also presents Beacon’s net loss and net loss per share with adjustments to exclude a one-time, non-cash charge relating to the change in fair value of warrants as described above (“Adjusted Net Loss”). Beacon believes these non-GAAP financial measures provide investors with additional insight into our ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.
The Company’s second quarter teleconference can be accessed by calling 888-495-3916 and entering conference ID # 72831986. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call.
The conference call will be simultaneously webcast and available on the company’s website, www.askbeacon.com, under the “investor relations” tab.
About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
For comprehensive investor relations material, including fact sheets, research reports, interviews and video, please follow the appropriate link: Investor Relations Portal, Investor Fact Sheet, and CEO Overview Video
For additional information, please visit Beacon’s corporate website: www.askbeacon.com
This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
— TABLES TO FOLLOW —

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31,	September 30,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,430,465	$264,338
Accounts receivable, net	3,750,730	3,980,715
Unbilled accounts receivable	1,744,421	—
Inventory, net	497,332	604,622
Prepaid expenses and other current assets	1,200,885	397,319

Total current assets	10,623,833	5,246,994

Property and equipment, net	710,620	394,571
Goodwill	3,057,038	3,151,948
Other intangible assets, net	3,599,510	3,903,124
Other assets	126,110	117,111

Total assets	$18,117,111	$12,813,748

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short term credit obligations	$500,000	$550,000
Convertible notes payable	—	297,999
Bridge notes (net of $0 and $33,123 discounts)	100,000	166,879
Current portion of long-term debt	410,205	475,348
Accounts payable	4,318,254	2,176,845
Accrued expenses	3,890,937	3,047,418
Billings in excess of estimated costs and earnings on uncompleted contracts	191,866	—

Total current liabilities	9,411,262	6,714,489

Long-term debt, less current portion	606,549	802,335
Deferred tax liability	133,051	103,484

Total liabilities	10,150,862	7,620,308

Stockholders’ equity
Preferred Stock: $0.01 par value, 5,000,000 shares authorized, 1,464 and 3,436 shares outstanding in the following classes:
Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 342 and 1,984 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively, (liquidation preference $471,280)	342,373	1,984,074
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 422 and 752 shares issued and outstanding, at March 31, 2010 and September 30, 2009, respectively (liquidation preference $548,727)	422,389	752,347
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively (liquidation preference $941,068)	700,000	700,000
Common stock, $0.001 par value 70,000,000 shares authorized, 35,275,513 and 24,655,990 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively	35,275	24,656
Additional paid in capital	34,369,780	17,977,046
Accumulated deficit	(27,999,235)	(16,254,545)
Accumulated other comprehensive income	95,667	9,862

Total stockholders’ equity	7,966,249	5,193,440

Total liabilities and stockholders’ equity	$18,117,111	$12,813,748

-more-

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	March 31,	March 31,	March 31,	March 31,
	2010	2009	2010	2009
Net sales	$11,771,687	$2,277,877	$20,341,331	$4,079,085

Cost of goods sold	7,617,973	767,045	13,051,886	1,430,920
Cost of services	1,538,157	625,179	2,909,535	1,277,924

Gross profit	2,615,557	885,653	4,379.910	1,370,241

Operating expense
Salaries and benefits	2,175,798	1,018,946	3,486,830	1,922,587
Selling, general and administrative	2,105,406	847,932	3,343,893	1,524,016

Total operating expense	4,281,204	1,866,878	6,830,723	3,446,603

Loss from operations	(1,665,647)	(981,225)	(2,450,813)	(2,076,362)

Other (expenses) income
Interest (expense) Income	3,156	(226,437)	(182,055)	(439,607)
Change in fair value of warrants	(4,349,296)	—	(4,373,012)

Total other expenses	(4,346,140)	(226,437)	(4,555,067)	(439,607)

Net (loss) before income taxes	(6,011,787)	(1,207,662)	(7,005,880)	(2,515,969)

Income tax benefit	120,857	—	84,246	—

Net (loss)	(5,890,930)	(1,207,662)	(6,921,634)	(2,515,969)

Series A, A-1 and B Preferred Stock:
Contractual dividends	(78,910)	(126,000)	(126,506)	(251,152)
Deemed dividends related to beneficial conversion feature	(43,591)	(106,792)	(69,020)	(187,139)

Net (loss) available to common stockholders	$(6,013,431)	$(1,440,454)	$(7,117,160)	$(2,954,260)

Net loss per share to common stockholders — basic and diluted	$(0.20)	$(0.10)	$(0.25)	$(0.22)

Weighted average shares outstanding
basic and diluted	30,258,763	14,049,769	28,184,868	13,294,909

Other Comprehensive income, net of tax
Net Loss	$(6,013,431)	$(1,440,454)	$(7,117,160)	$(2,954,260)
Foreign currency translations adjustment	100,975	—	85,805	—

Comprehensive loss	$(5,912,456)	$(1,440,454)	$(7,031,355)	$(2,954,260)

Adjusted Net Loss
Net (loss) available to common stockholders	$(6,013,431)	$(1,440,454)	$(7,117,160)	$(2,954,260)

Change in Fair Value of Warrants	$(4,349,296)	$—	$(4,373,012)	$—

Adjusted Net Loss	$(1,664,135)	$(1,440,454)	$(2,744,148)	$(2,954,260)

Adjusted loss per share to common stockholders	$(0.05)	$(0.10)	$(0.10)	$(0.22)

Adjusted EBITDA

Loss from operations	$(1,665,647)	$(981,225)	$(2,450,813)	$(2,076,362)

Investor relations adjustments	118,445	54,888	255,056	127,188
Acquisition and/or set-up costs	578,269	—	913,928	—
Other non-recurring	595,652		595,652	—
Share based payments	319,872	195,802	638,592	247,890
Depreciation and Amortization	196,204	149,647	388,278	301,936

Adjusted EBITDA	$142,795	$(580,888)	$340,693	$(1,399,348)

-more-

North American vs. European Operations

	For the three months ended March 31, 2010				For the six months ended March 31, 2010
	North America		Europe		North America		Europe

Net Sales	2,333,840	100%	9,437,847	100%	4,594,784	100%	15,746,547	100%
Cost of Goods Sold	245,584	11%	7,372,390	78%	728,388	16%	12,323,500	78%
Cost of Services	993,281	43%	544,875	6%	1,934,749	42%	974,784	6%

Gross Margin	1,094,975	47%	1,520,582	16%	1,931,647	42%	2,448,263	16%

Operating expense
Salaries and Benefits	1,199,229	51%	976,569	10%	2,239,859	49%	1,246,971	8%
Selling, General and Administrative	972,601	42%	1,132,805	12%	1,698,539	37%	1,645,354	10%

(Loss) Income from Operations	(1,076,855)	NM	(588,792)	NM	(2,006,751)	NM	(444,062)	NM

Interest Expense	(7,184)		(251)		(192,366)		(618)
Change in Fair Value of Warrants	(4,349,296)				(4,373,012)
Interest and Other Income			10,591				10,929

Net (Loss) Income before taxes	(5,433,335)		(578,452)		(6,572,129)		(433,751)

Income taxes	(29,567)		150,424		(29,567)		113,813

Net (Loss) Income	(5,462,902)		(428,028)		(6,601,696)		(319,938)

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